EXHIBIT 10.18

        AMENDMENT NO. 1 TO FACULTATIVE QUOTA SHARE REINSURANCE AGREEMENT


                AMENDMENT NO. 1 dated as of August 4, 2006 by and between XL FINANCIAL ASSURANCE LTD., a company incorporated under the laws of Bermuda (hereinafter referred to as "Ceding Company") and XL INSURANCE (BERMUDA) LTD, a company incorporated under the laws of Bermuda, (hereinafter referred to as "Reinsurer").

                WHEREAS, the Ceding Company and the Reinsurer entered into a facultative quota share reinsurance agreement effective August 17, 2001 ("Facultative Agreement") attached hereto as Exhibit A pursuant to which the Reinsurer agreed to cede to the Reinsurer, on a quota share basis, risk in respect of Policies issued by the Ceding Company which cessions the Reinsurer may accept or reject in its sole discretion;

                WHEREAS, the Ceding Company and the Reinsurer wish to amend the Facultative Agreement to amend the terms of Article IV of the Facultative Agreement provisions.

                Section 1. DEFINITIONS. Except as otherwise defined in this Amendment No. 1, terms defined in the Facultative Agreement are used herein as defined therein.

                Section 2. AMENDMENTS. The Facultative Agreement is hereby amended as follows:

                2.01. References in the Facultative Agreement (including references to the Facultative Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Facultative Agreement as amended hereby.

                2.02. Section 1.9 of Article IV is amended to add the following provisions at the end of said section:

        "Further, the Reinsurer shall have the right to terminate this Facultative Quota Share Reinsurance Agreement at any time upon not less than days prior written or electronic notice to the Ceding Company upon the occurrence of either one or the following events:

        (i)     a "Ceding Company Change in Control" (as defined below) and,

        (ii) a downgrade of the Ceding Company's Standard & Poor's financial strength rating below AA or a downgrade of the Ceding Company's Moody's financial strength rating below Aa2.

For the purposes of this Facultative Quota Share Reinsurance Agreement, a "Ceding Company Change in Control" will be deemed to occur in the event that (i) the ownership in Security Capital Assurance Ltd ("SCA") by the Reinsurer or by the Reinsurer and its affiliates, falls below

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thirty five percent (35%) or (ii) SCA's direct or indirect ownership interest in the issued and outstanding shares of voting securities of the Ceding Company falls below ninety five (95%)."

                Section 3. CONDITIONS PRECEDENT. The amendment to the Facultative Agreement set forth in Section 2 above shall become effective, as of the date hereof, upon the satisfaction of the following condition precedent:

                3.01. EXECUTION. This Amendment No. 1 shall have been executed and delivered by each of the Ceding Company and the Reinsurer.

                Section 4. MISCELLANEOUS. Except as herein provided, the Facultative Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the laws of Bermuda.

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The parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.


SIGNED for and on behalf of
XL INSURANCE (BERMUDA) LTD



By:
Name:
Title:



SIGNED for and on behalf of
XL FINANCIAL ASSURANCE LTD.



By:
Name:
Title: